UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On April 19, 2018, Destination Maternity Corporation (the “Company”) issued a press release and held a broadly accessible conference call to discuss its financial results for the fiscal year ended February 3, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the script read by management during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The press release contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G, including: (a) Adjusted net income (loss) together with the per share – diluted amount represented by this measure; (b) Adjusted EBITDA (operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) (gain) loss on disposal of assets; and (iv) stock-based compensation expense), together with the percentage of net sales represented by this measure; and (c) Adjusted EBITDA before other charges and effect of change in accounting principle, together with the percentage of net sales represented by this measure.

The Company believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. In addition, certain of the Company’s cash and equity incentive compensation plans are based on the Company’s level of achievement of Adjusted EBITDA before other charges and effect of change in accounting principle.

The Company provides these measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures reflects a measure of the Company’s operating results before consideration of certain charges or credits and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

With respect to the non-GAAP financial measures discussed in the press release, the Company has provided, as an attachment to such press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The disclosure in this Current Report, including in the Exhibits attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 8.01.	Other Events

On April 19, 2018, the Company issued a press release regarding its financial results for the fiscal year ended February 3, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2018 Annual Meeting of Stockholders. The Company has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) and form of white proxy card with the Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Preliminary Proxy Statement contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. In the event that holdings of the Company’s securities change from the amounts disclosed in the Preliminary Proxy Statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.destinationmaternity.com in the section “Investors” or through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting of Stockholders.

Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.destinationmaternity.com in the section “Investors” and by writing the Company’s Corporate Secretary at the following address: Destination Maternity Corporation, Attention: Secretary, 232 Strawbridge Drive, Moorestown, New Jersey 08057.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed or furnished with this Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company issued April 19, 2018.

99.2	Script for April 19, 2018 Earnings Release Conference Call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: April 19, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ David Stern
David Stern
Executive Vice President & Chief Financial Officer